Exhibit 99.1

PRESS RELEASE

For release: May 19, 2026

Global Indemnity Group, LLC Announces Appointment of Michele Colucci to the Board of Directors

Wilmington, Delaware (May 19, 2026) – Global Indemnity Group, LLC (NASDAQ:GBLI) (“GBLI”) today announced the appointment of Michele Colucci to its Board of Directors, effective May 18, 2026.

Ms. Colucci is the Founder and Chief Executive Officer of DigitalDx Ventures and is the West Coast Ambassador for the Nobel Laureate Foundation. Saul Fox, Chairman of GBLI, warmly welcomes Ms. Colucci back as a Board member of GBLI, as Ms. Colucci previously served as a GBLI director from 2019 until 2021.

DigitalDx Ventures is a Silicon Valley venture capital firm focused on investments at the intersection of artificial intelligence and science in personalized medicine diagnostics.

“We are delighted to welcome Michele to GBLI’s Board of Directors,” said Mr. Fox. “Michele brings extensive expertise in digitalization, innovation, risk management and technology, along with significant public and private board experience. As the insurance industry continues to evolve, Michele’s perspective on digital transformation and risk management will be a valuable addition to our Board.”

Ms. Colucci commented, “It is an honor to join Global Indemnity Group’s Board of Directors. GBLI has built a robust platform and reputation within the insurance industry, and I look forward to contributing my experience in technology, innovation and strategic transformation to support the company’s continued success.”

About Ms. Colucci

Michele Colucci is the Founder and Chief Executive Officer of DigitalDx Ventures, a Silicon Valley venture capital firm investing in artificial intelligence and personalized medicine diagnostics. She is an experienced public and private company board member with expertise in audit, compensation, nomination/governance and exit/risk committees. Additionally, Ms. Colucci serves on the board of Fox Paine International GP, Ltd., the ultimate controlling party of GBLI. Ms. Colucci earned her Bachelor’s degrees in English and Philosophy and her J.D. from Georgetown University, along with her Master’s degree in Fine Arts from the American Film Institute.

About Global Indemnity Group, LLC and its subsidiaries

Global Indemnity Group, LLC (Nasdaq: GBLI) is a publicly traded holding company with a diversified portfolio of property and casualty insurance-related entities.

Katalyx Holdings LLC includes:

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Four agencies focused on sourcing, underwriting, and servicing primary and assumed reinsurance business: Penn-America Insurance Services, LLC; Valyn Re LLC; J.H. Ferguson & Associates, LLC (including Vacant Express); and Collectibles Insurance Services, LLC.

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Three specialized insurance service businesses: Kaleidoscope Insurance Technologies, Inc., a developer of proprietary underwriting and policy systems supporting Katalyx’s agencies and broader digital initiatives; Sayata, an AI-enabled digital marketplace and agency for small commercial insurance; and Liberty Insurance Adjustment Agency, Inc., a provider of claims evaluation, adjustment, and related services.

Belmont Holdings GX, Inc. consists of five statutory insurance carriers, each rated “A” (Excellent) by AM Best:Penn-America Insurance Company, United National Insurance Company, Penn-Patriot Insurance Company, Diamond State Insurance Company, and Penn-Star Insurance Company.

For more information, visit the Company’s website at www.gbli.com.

Forward-Looking Information

The forward-looking statements in this press release are made pursuant to the “safe harbor” provisions of Section 21E of the Securities Exchange Act of 1934 and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in such statements. These statements are based on management’s current expectations and information available as of the date of this release.

Factors that could cause actual results to differ include, among others, risks related to the timing and execution of the Company’s strategy, and other operational or strategic risks. Additional details regarding these and other risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. Global Indemnity undertakes no obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Investor & Media Contact: Scott Eckstein / Patrick Federle

            KCSA Strategic Communications

            (212) 896-1210

            GBLI@kcsa.com